UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2008
Date of Report (Date of earliest event reported)

MAVERICK MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-25515	88-0410480
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2501 Lansdowne Ave.,
Saskatoon, Saskatchewan		S7J 1H3
(Address of principal executive offices)		(Zip Code)

(306) 343-5799
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02. Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Compiled Interim Review.

Restatement of December 31, 2005 Audited Financial Statements

On March 24, 2008 the Board of Directors of Maverick Minerals Corporation (“we”, “us”, “our” or the "Company") concluded that the Company is required to restate its previously issued audited financial statements for the year ended December 31, 2005. Subsequent to the issuance of the December 31, 2005 financial statements, management identified various errors in connection with its 2005 and prior financial statements and determined that restatements were necessary in respect of the following:

(a) Revision of reverse acquisition accounting. On April 21, 2003, we closed a transaction with UCO Energy Corporation (“UCO”)to purchase the outstanding equity of UCO in exchange for 90% of our issued and outstanding common shares. The acquisition was initially accounted for using the purchase method. Subsequent to the issuance of the December 31, 2005 financial statements, management revisited the acquisition and deemed the transaction to be a reverse acquisition for accounting purposes. As a result, we reversed the goodwill on the acquisition, and eliminated the accumulated deficit, deferred compensation and accumulated other comprehensive loss balances up to the reverse acquisition date. As a result the financial statements are presented as a continuation of UCO.

(b) Recognition of additional management compensation. Subsequent to the issuance of December 31, 2005 consolidated financial statements, we have corrected an error in the omission of management compensation resulting from shares that were issued in July 2003 to our Chief Executive Officer for management services. Initially, the transaction was recorded at $0.0136 per common share. As a result of the correction, the transaction was recorded at the quoted market price of $0.07 per common share and resulted in additional compensation expense of $84,500.

(c) Recognition of management compensation on share cancellation. Subsequent to the issuance of the December 31, 2005 consolidated financial statements, we have corrected an error in the omission of management compensation resulting from the cancellation of common shares in 2005. As a result of the share cancellation, the ownership percentage of the common shares owned by our Chief Executive Officer increased resulting in a compensation expense to him of $44,720 in relation to the share cancellation.

(d) Loss on settlement of loan payable. Subsequent to the issuance of the December 31, 2005 consolidated financial statements, we have corrected an error in the settlement of a loan payable balance through the issuance of common shares in 2005. The transaction was initially recorded at $0.06 per common share. The transaction is now recorded at the quoted market price of $0.14 per common share, resulting in a loss on settlement of $71,600.

(e) Recognition of additional stock-based compensation. Subsequent to the issuance of the December 31, 2005 consolidated financial statements, we have corrected an error in the calculation and omission of stock-based compensation resulting from stock options granted to our company’s Chief Executive Officer and other non-employees. We have now recognized additional stock-based compensation expense of $134,261, for a total stock-based compensation expense of $140,438 during the year ended December 31, 2005.

(f) Forgiveness of related party balances payable. Subsequent to the issuance of the December 31, 2005 consolidated financial statements, we have corrected an error relating to the recording of the forgiveness of related party balances payable. The transaction was initially recorded as a gain on write-off of liabilities. As a portion of this gain was related to related party balances, we have corrected this error by recording $1,027,791 of this gain as additional paid-in capital.

(g) Impairment of oil and gas leases. Subsequent to the issuance of the December 31, 2005 consolidated financial statements, we have corrected the assessment relating to the impairment write-down of its oil and gas leases. We have now recognized an impairment write-down of our oil and gas leases of $419,959, and the impairment reflects the fair value of oil and gas leases which approximates the amount of the note payable to Veneto Exploration LLC (“Veneto”), which is the underlying liability of the oil and gas leases.

(h) Re-classification of non-cash items on cash flow. Subsequent to the issuance of the December 31, 2005 consolidated financial statements, we have corrected an error relating to the disclosure of operating activities, financing activities, and investing activities in relation to our assignment agreement with Veneto and settlement of a loan payable. Our loan from Art Brokerage Inc., and the subsequent investment of $375,000 into the unitized lease were classified as non-cash items and should have been disclosed as an inflow of cash in financing activities, and outflow of cash in investing activities.

As a result of the Board’s decision, the previously issued financial statements of the Company for the year ended December 31, 2005, and the periods ended March 31 2005, June 30, 2005, September 30, 2005 and March 31, 2006, should no longer be relied upon and the Company intends to file the respective amended financial statements in: our annual report for the fiscal year ended December 31, 2006, our amended quarterly report for the period ended March 31, 2006, our quarterly report for the period ended June 30, 2006 and our quarterly report for the period ended September 30, 2006, reflecting the restatement for the stated periods on or before May 15, 2008. The decision to restate the financial statements was based on discussions of the Company's board of directors with its registered independent auditors. Other than as described above, the restatements have no other effects on the Company's results of operations or financial condition as previously reported for the stated period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION
Date: April 22, 2008
	By:	/s/ Robert Kinloch
Robert Kinloch, President